                                                                   EXHIBIT 10.72

                   RESEARCH AND COMMERCIALIZATION AGREEMENT

        THIS AGREEMENT is made this 24th day of February, 1997 (the "Effective Date") by and between CENTOCOR, INC. ("Centocor"), a Pennsylvania corporation with its principal executive offices at 200 Great Valley Parkway, Malvern, Pennsylvania 19355-1307, and GENPHARM INTERNATIONAL, INC. ("GenPharm"), a California corporation with its principal executive offices at 855 California Avenue, Suite C, Palo Alto, California 94304.

                                   RECITALS

        A. Centocor wishes to have access to GenPharm's HuMAb-Mouse(TM) system to enable it to recover and characterize human monoclonal antibodies resulting from immunization of GenPharm's transgenic mice with specified antigens, and to have an option to obtain an exclusive license to commercialize some or all of such resulting antibodies.

        B. The parties wish to set forth their agreement regarding the terms and conditions upon which such access and option for a commercial license will be provided to Centocor.

                                   AGREEMENT

        In consideration of their mutual promises and covenants, Centocor and GenPharm, each intending to be legally bound, agree as follows:

                            ARTICLE I - DEFINITIONS

        The following terms when used in this Agreement shall have the respective meanings assigned to them below.


-----------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "[*****]".

        1.01 Affiliate of either party or other entity shall mean any
             ---------
corporation, firm, association or other legal entity that directly or indirectly controls, is controlled by, or is under common control with, such entity, but only for so long as said control continues. For purposes of this definition, "control" means possession of the power, whether or not normally exercised, to direct the management and affairs of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. In the case of a corporation, the direct or indirect ownership of 50% or more of its outstanding voting shares shall in any case be deemed to confer control, while the ownership of a lower percentage of such securities shall not necessarily preclude the existence of control.

        1.02 Commercial Field shall mean the making, having made, use
             ----------------
and sale of Licensed Antibodies.

        1.03 Commercial License shall have the meaning assigned to it in
             ------------------
Section 3.01.

        1.04 GenPharm Know-How shall mean any information, data
             -----------------
and/or materials possessed, acquired and/or developed by GenPharm on or prior to the Effective Date or during the term of this Agreement relating to the subject matter of the Research License (including immunization of Transgenic Mice and generation of Resulting Antibodies) or the subject matter of the Commercial License that are not generally known or available.

        1.05 GenPharrn Patent Rights shall mean any patents and/or patent
             -----------------------
applications relating to the subject matter of the Research License (including immunization of Transgenic Mice and generation of Resulting Antibodies) or the subject matter of the Commercial License that GenPharm now owns or controls or that GenPharm may come to own or control at any time during the term of this Agreement, and any divisionals, continuations, continuations-in-part or reissues of such patents or patent applications. The GenPharm Patent Rights include the issued patents listed on Attachment 1, and shall include all patent rights of GenPharm that are necessary for commercialization of Licensed Antibodies.

        For purposes of this definition, "control" by GenPharm of a patent or patent application shall mean GenPharm's having the right to grant to Centocor licenses or sublicenses thereunder within the Research Field or the Commercial Field, without violating any rights of or obligations to third parties. Control may arise through ownership or license or other contractual rights.

        1.06 Licensed Antibodies shall mean Resulting Antibodies covered
             -------------------
by the Commercial License.

        1.07 [*****]


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

occurs away from the premises of Centocor after Centocor has relinquished possession.

        1.09 Research Field shall mean immunization of Transgenic Mice with
             --------------
Specified Antigens, and recovery and characterization of Resulting Antibodies, for research purposes only, including preclinical and animal testing of Resulting Antibodies.

        1.10 Research License shall have the meaning assigned to it in
             ----------------
Section 2.01.

        1.11 Resulting Antibodies shall mean human monoclonal antibodies
             --------------------
resulting directly or indirectly from immunization of Transgenic Mice with Specified Antigens in accordance with the Research License.

        1.12 Specified Antigens shall mean the following antigens:[*****]
             ------------------

        1.13 Transgenic Mice shall mean GenPharm proprietary transgenic mice
             ---------------
containing unrearranged human immunoglobulin genes.

                         ARTICLE II - RESEARCH LICENSE

        2.01 License Grant. GenPharm hereby grants to Centocor a nonexclusive
             -------------
research license, without sublicense rights, under the GenPharm Patent Rights and the GenPharm Know-How within the Research Field (the "Research License"). The term of the Research License shall be one year, but shall be renewable for an additional year by Centocor by notice given to GenPharm no later than 90 days prior to the expiration of the initial term. GenPharm shall give to Centocor (at Centocor's expense) such reasonable assistance as Centocor may request relative to Centocor's activities under the Research License, and Centocor shall disclose to GenPharm all data and information developed by Centocor in the course of such activities.

***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        2.02 Provision of Transgenic Mice. GenPharm shall provide Centocor
             ----------------------------
with up to ***** immunizable sterile Transgenic Mice per year of the then current strain during the term of the Research License, with the first [*****] such mice being shipped within 30 days after the Effective Date. If any such mice die of natural causes before commencement of the immunization protocol or for any reason during the immunization protocol, provided that their death was not due to Centocor's misfeasance or negligence, they shall be replaced without cost by GenPharm. Subsequent shipments of Transgenic Mice shall be in quantities and at times to be agreed. Centocor shall not breed Transgenic Mice, use them for any purpose other than activities under the Research License, or transfer them to any other person or entity or to any place other than Centocor's facilities in Malvern, Pennsylvania. Title to the Transgenic Mice shall at all times remain with GenPharm. Upon expiration or termination of the Research License Centocor shall return all Transgenic Mice to GenPharm, and, except as otherwise provided in Section 3.02, shall destroy all Resulting Antibodies and other biological materials derived from Transgenic Mice, and all cells capable of producing Resulting Antibodies.

        2.03 Injunctive Relief. Centocor acknowledges that limitations and
             -----------------
restrictions on its possession and use of Transgenic Mice and other biological materials hereunder are necessary and reasonable to protect GenPharm, and expressly agrees that monetary damages would be inadequate to compensate GenPharm for any violation by Centocor of any such limitations or restrictions. Centocor acknowledges that any such violation would cause irreparable injury to GenPharm and agrees that, in addition to any other remedies that may be available in law, in equity or otherwise, GenPharm shall be entitled to obtain temporary and permanent injunctive relief against any threatened violation of such limitations or restrictions or the continuation of any such violation in any court of competent jurisdiction, without the necessity of proving actual damages.

        2.04 Ownership of Inventions. Any inventions made by Centocor or its
             -----------------------
employees, consultants or agents in the course of activities under the Research License that are or relate to cells, antibodies, genes, DNA sequences or other biological materials derived directly or indirectly from

***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Transgenic Mice shall be owned by GenPharm, subject to the provisions of Article III should Centocor obtain a commercial license. All other such inventions shall be owned by Centocor.

        2.05 License Fee. In consideration of the Research License, Centocor
             -----------
shall pay GenPharm an annual license fee of [*****] during the term of the Research License. The license fee for the initial one year term of the Research License shall be due and payable on the Effective Date, and the license fee for the renewed term of the Research License, if Centocor exercises its right for a renewed term, shall be due and payable on the first day of the renewed term.

                  ARTICLE III - OPTION FOR COMMERCIAL LICENSE

        3.01 License. GenPharm hereby grants to Centocor and its Affiliates the
             -------
option to obtain an exclusive (even as to GenPharm), worldwide license, without sublicense rights, under the GenPharm Patent Rights and the GenPharm Know-How within the Commercial Field as to one or more Resulting Antibodies derived from immunization with Specified Antigens (the "Commercial License"), provided that GenPharm has not granted any licenses to antibodies to that Specified Antigen within the Commercial Field to third parties prior to Centocor's exercise of its option, subject to the obligation of Centocor to make benchmark payments to GenPharm in accordance with Section 3.04 and to pay royalties to GenPharm in accordance with Section 3.05. The term of the Commercial License for each Licensed Antibody shall commence on the date of Centocor's exercise of its option for that Licensed Antibody, and continue until the earlier of [*****]



***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*****]


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*****]

        (b) Each payment of royalties shall be accompanied by a written statement setting forth the calculation of Net Sales for the quarter by Licensed Antibody, and the number or quantity of each Licensed Antibody sold during the quarter.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        (c) GenPharm shall have the right to cause an examination of all relevant books and records of Centocor and its Affiliates to be made by an independent accounting firm upon reasonable notice during regular business hours and no more frequently than once for any year solely to verify information necessary to assure the accuracy of Centocor's calculation and reporting of Net Sales. The cost of such examinations shall be borne by GenPharm, except that if the results of any such examination show an underpayment of royalties of 5% or more in any calendar quarter, all costs of such examination shall be borne by Centocor.

        (d) Only one royalty shall be due and payable for the sale of a Licensed Antibody, irrespective of the number of claims within the GenPharm Patent
Rights which cover the making, use or sale of such Licensed Antibody.

        (e) Any tax required to be withheld by Centocor under the laws of any foreign country for the account of GenPharm shall be promptly paid by Centocor for and on behalf of GenPharm to the appropriate governmental authority, and Centocor shall use its best efforts to furnish GenPharm with proof of payment of such tax. Any such tax actually paid on GenPharm's behalf shall be deducted from royalty payments due GenPharm.

        [*****]

                 ARTICLE IV - REPRESENTATIONS, WARRANTIES AND
                                   INDEMNITY

        4.01 [*****]


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*****]


        (b) Centocor represents and warrants to GenPharm that it has full power, right and authority to enter into and carry out its obligations under this Agreement.

        4.02 Warranties Limitation. EXCEPT FOR THE EXPRESS WARRANTIES IN
             ---------------------
SECTION 4.01, GENPHARM MAKES NO WARRANTIES TO CENTOCOR, AND CENTOCOR MAKES NO WARRANTIES TO GENPHARM, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE. GENPHARM SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR
NONINFRINGEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY BREACH OF THIS AGREEMENT.

        4.03 Disclaimer of Other Commitments. Nothing in this Agreement or
             -------------------------------
other dealings between the parties shall be construed as, and GenPharm disclaims, any: (i) warranty or representation by GenPharm as to the validity or scope of any of the GenPharm Patent Rights; (ii) warranty or representation by GenPharm that the practice by Centocor of the rights and licenses granted to Centocor herein will not infringe the patent or other intellectual property rights of any third party; (iii) obligation of GenPharm to bring or prosecute any action or suit against third parties for patent infringement; or (iv) grant by implication, estoppel or otherwise of a right or license under any patent or other intellectual property rights of GenPharm other than the GenPharm Patent Rights and the GenPharm Know-How.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                  ARTICLE V - PATENT PROSECUTION, ENFORCEMENT
                               AND INFRINGEMENT

        5.01 Patent Prosecution.
             ------------------
             (a) GenPharm shall take all action reasonably necessary and appropriate to prosecute the patent applications within the GenPharm Patent Rights, and all divisions, continuations or continuations-in-part thereof, worldwide, to seek prompt issuance of all patents from such patent applications, and to maintain all patents within the GenPharm Patent Rights (including without limitation inventor's certificates) and all substitutions, extensions, reissues and renewals thereof or therefor.

             (b) GenPharm shall, to the extent practicable, keep Centocor informed as to the status of each patent application and each patent within the GenPharm Patent Rights, including without limitation providing copies of all relevant written communications from and with all patent offices, and shall consult with Centocor on all relevant responses to such patent offices sufficiently in advance of submission of any such response to permit Centocor to review such response and to provide comments to GenPharm for consideration for inclusion by GenPharm into such response.

        5.02 Patent Enforcement. During the term of any Commercial License,
             ------------------
GenPharm shall institute and conduct legal action as it deems appropriate in its reasonable judgment against third party infringers of any of the GenPharm Patent Rights within the Commercial Field relating to such Commercial License. GenPharm shall not enter into any settlement agreement respecting alleged infringement within the Commercial Field without the consent of Centocor, which consent shall not be unreasonably withheld or delayed. GenPharm shall receive the full benefit of any action it takes pursuant to this Section 5.02.

[*****]


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*****]


                       ARTICLE VI - TERM AND TERMINATION

        6.01 Term and Termination. This Agreement shall be deemed to have become
             --------------------
effective on the Effective Date, and shall expire upon expiration or termination of the Research License or, if Centocor has exercised its option for a Commercial License under Section 3.01, upon expiration or termination of the Commercial License. This Agreement and the Research License and Commercial License may be terminated:
             (a) at any time, upon agreement of the parties;
             (b) by Centocor, upon 90 days' prior written notice to GenPharm;
             (c) by either party immediately, if the other party materially defaults in the performance of any of its obligations hereunder and such default continues uncured for a period of 30 days after the date of written notice of such default.

        6.02 Effect of Expiration or Termination. The expiration or
             -----------------------------------
termination of this Agreement shall not affect the rights or obligations of the parties that have accrued prior to such expiration or termination.
Article VII shall survive the expiration or termination of this Agreement.

                         ARTICLE VII - CONFIDENTIALITY

        During the term of this Agreement and thereafter until the expiration of five years from the end of the term of the Research License, each party shall keep strictly confidential, and shall not use for any purpose other than the matter hereof, any and all information and materials received from the other party which the disclosing party designates as confidential ("Confidential Information and Materials"). There shall not be


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

considered as Confidential Information and Materials any information or materials which:

             (a) is or are already part of the public domain at the time of disclosure or generation under this Agreement or thereafter becomes or become part of the public domain otherwise than by breach of this confidentiality obligation;
             (b) the receiving party can show by competent proof had already come into its possession without violation of this Agreement at the time of disclosure or generation under this Agreement; or
             (c) is communicated by a third party which did not receive the same directly or indirectly from either party or from any other party under a binder of confidentiality.
        Each party may disclose Confidential Information or Materials, with the prior written approval of the original disclosing party, to third parties having a valid need to know and who enter into confidentiality agreements with the original disclosing party containing restrictions on further disclosure and use no less stringent than the provisions of this Article VII, or as it deems necessary

             (i) in obtaining, maintaining, prosecuting or defending patents in accordance with this Agreement and in prosecuting or defending litigation;

             (ii) in connection with clinical trials or as otherwise required for obtaining regulatory approvals; or

             (iii) in complying with applicable laws or regulations or fulfilling the disclosure requirements of any securities regulatory agency or securities exchange in the event of a securities offering by it;
provided that it gives the original disclosing party prior notice of such disclosure and takes reasonable actions to limit the disclosure.
        Upon expiration or termination of this Agreement, each party shall promptly deliver to the other party all records in its possession or control containing Confidential Information furnished to it by, and all Confidential Materials belonging to, the other party, other than an archival set to be retained by its legal department for compliance purposes.

                         ARTICLE VIII - MISCELLANEOUS

        8.01 Independent Contractor. Nothing in this Agreement is intended or
             ----------------------
shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the parties. All activities by the parties hereunder shall be performed by them as independent contractors. Neither party shall incur any debts or make any commitments for or on behalf of the other party, unless specifically authorized in writing by an officer of the other party.

        8.02 Risk. Centocor assumes any and all risks of personal injury or
             ----
property damage attributable to its negligent acts or omissions or those of its officers, employees or agents. Centocor shall indemnify GenPharm and its officers, directors, employees and agents against and hold it and them harmless from any loss, damage, liability or expense (including legal costs) resulting from Centocor's activities under the Research License or the Commercial License.

        8.03 Indemnification. Each party shall indemnify the other and its
             ---------------
Affiliates and their officers, directors, employees and agents against and hold it and them harmless from any loss or damage incurred by the indemnified party on account of any material misstatement or omission in the representations and warranties of the indemnifying party set forth in Section 4.01, or arising out of any breach of this Agreement by the indemnifying party. Centocor shall indemnify GenPharm, its Affiliates and its sublicensees and their officers, directors, employees and agents against and hold them harmless from any and all claims to the extent that such claims arise out of Centocor's intentional misconduct or negligence in the manufacture, use, distribution and/or sale of Licensed Antibodies. Centocor shall assume any and all Product Liability with respect to Licensed Antibodies that are distributed and/or sold by it.

        8.04 Limitations on Assignment. Neither this Agreement nor any interest
             -------------------------
hereunder shall be assignable by either party by operation of law or otherwise without the prior written consent or agreement of the other, except to an Affiliate or in connection with a merger with or the sale of all or substantially all of its assets to any person or entity. This Agreement shall inure to the benefit of and shall be binding upon the parties and their successors and permitted assigns, and the name of a party appearing herein shall be deemed to include the names of such party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. In the event of a merger or sale of assets of GenPharm, the obligation of Centocor to purchase GenPharm stock pursuant to Section 3.03 shall be converted to an obligation to purchase corresponding stock of the surviving or acquiring company.

        8.05 Further Acts and Instruments. Each party agrees to execute,
             ----------------------------
acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate to carry out the purpose and intent of this Agreement.

        8.06 Entire Agreement: Amendment. This Agreement constitutes and
             ---------------------------
contains the entire agreement of the parties with respect to its subject matter, and supersedes all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. This Agreement may be amended or modified or one or more provisions hereof may be waived only by a written instrument signed by authorized officers of both parties.

        8.07 Severability. Whenever possible, each provision of this Agreement
             ------------
shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, said provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        8.08 Headings and Captions. The headings and captions contained in this
             ---------------------
Agreement are for convenience only, and are to be of no force or effect in construing and interpreting the provisions of this Agreement.

        8.09 Disputes. Any and all claims, disputes or controversies arising
             --------
under, out of, or in connection with this Agreement which have not been resolved by good faith negotiations between the parties, shall be resolved by final and binding arbitration under the Licensing Agreement Arbitration Rules of the American Arbitration Association then obtaining. The arbitration shall take place in San Francisco, California if invoked by Centocor or in Philadelphia, Pennsylvania if invoked by GenPharm. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement. Any award rendered in such arbitration may be enforced by either party in a federal district court sitting in the Northern District of the State of California or in the Eastern District of Pennsylvania, to whose jurisdiction for such purposes the parties each hereby irrevocably consent and submit.

        The parties agree that the arbitrators shall have no authority to award injunctive or other equitable relief, including punitive or exemplary damages against either party. Notwithstanding their agreement to submit, or any submission of, their disputes to binding arbitration, the parties shall be free to seek injunctive or other equitable relief in a federal district court sitting in the Northern District of the State of California or in the Eastern District of Pennsylvania, to whose jurisdiction for such purposes the parties each hereby irrevocably consent and submit.

        8.10 No Waiver for Failure to Enforce Compliance. Failure of either
             -------------------------------------------
party to insist upon strict observance of or compliance with any of the terms of this Agreement in one or more instances shall not be deemed to be a waiver of its rights to insist upon observance of or compliance with such term thereafter, or with any of the other terms of this Agreement. If either party wishes to waive any of its rights hereunder, it shall do so in writing delivered to the other party.

        8.11 No Trademark or Trade Name License. Neither party shall have any
             ----------------------------------
right to use, for advertising, publicity or other commercial purposes, the name or any trade name or trademarks, or contraction, abbreviation or simulation thereof, of the other party without the latter's prior written consent.

        8.12 No Announcements. Neither party shall make any announcements or
             ----------------
otherwise make public any information concerning this Agreement or either party's business dealings with the other except as approved by the other, which approval shall not unreasonably be withheld; provided, however, that either party may disclose such information in complying with applicable laws or regulations or fulfilling the disclosure requirements of any securities regulatory agency or securities exchange in the event of a securities offering by it. It is intended by the parties that a mutually agreed announcement regarding the execution of this Agreement shall be made shortly after the date of such execution.

        8.13 Notices. Any notice, report, request, approval, payment, consent or
             -------
other communication required or permitted to be given under this Agreement shall be in writing and shall, for all purposes, be deemed to be fully given and received if delivered in person or by overnight courier to the respective parties at their respective addresses set forth at the head of this Agreement.

        Either party may change its address for the purpose of this Agreement by giving the other party written notice of its new address.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective authorized officers.

                                CENTOCOR, INC.
                                By: /s/ David P. Holveck
                                   ------------------------------
                                Name:  David P. Holveck
                                     ----------------------------
                                Title: President and
                                       Chief Executive Officer
                                      ---------------------------
                                Date: 2-25-97
                                      ---------------------------

                                GENPHARM INTERNATIONAL,
                                INC.
                                By:  /s/ Jonathan MacQuitty
                                     ----------------------------
                                Name:    Jonathan MacQuitty
                                     ----------------------------
                                Title:       CEO
                                      ---------------------------
                                Date:        2/25/97
                                      ---------------------------

                                 ATTACHMENT I
                            GENPHARM INTERNATIONAL

                                                                                  U.S. SERIAL
  PATENT APPLICATION            INVENTORS               ASSIGNEE                 NO/PATENT NO.
1. Transgenic Non-Human         Lonberg, Kay            GenPharm International   5,545,806
   Animals for Producing                                                         August 13, 1996
   Heterologous
   Antibodies

2. Transgenic Non-Human         Lonberg, Kay            GenPharm International   5,569,825
   Animals Capable of                                                            October 29, 1996
   Producing Heterologous
   Antibodies of Various
   Isotypes

3. Transgenic Mice              Krimpenfort, Berns      GenPharm International   5,591,669
   Depleted in a Mature                                                          January 7, 1997
   Lymphocytic Cell-Type